CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

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                                              Thirteen weeks ended
                                              April 1,    March 26,
                                                2001        2000
                                            ------------ -----------

Basic earnings:

   Income from continuing operations        $   174,545  $  203,017

   Discontinued operations:

     Earnings from operation of
       cable business                       $         0  $    2,437

     Gain on sale of cable business         $         0  $  744,700

   Net income                               $   174,545  $  950,154

   Weighted average number of
     common shares outstanding                  264,468     273,958

   Earnings from continuing
     operations per share-basic                   $0.66       $0.74

   Earnings from the operation of
     cable business per share-basic               $0.00       $0.01

   Gains on sale of cable business
     per share-basic                              $0.00       $2.72

   Basic earnings per share                       $0.66       $3.47

Diluted earnings:

   Income from continuing operations        $   174,545  $  203,017

   Discontinued operations:

     Earnings from operation of
       cable business                       $         0  $    2,437

     Gain on sale of cable business         $         0  $  744,700

   Net income                               $   174,545  $  950,154

   Weighted average number of
     common shares outstanding                  264,468     273,958

   Dilutive effect of outstanding
     stock options and stock
     incentive rights                             1,947       2,249

   Weighted average number of
     shares outstanding, as adjusted            266,415     276,207

   Earnings from continuing
     operations per share-diluted                 $0.66       $0.74

   Earnings from the operation of
     cable business per share-diluted             $0.00       $0.01

   Gains on sale of cable business
     per share-diluted                            $0.00       $2.69

   Diluted earnings per share                     $0.66       $3.44

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